Exhibit 99.2

EXHIBIT A TO THE STIPULATION OF SETTLEMENT

GOVERNANCE PROVISIONS

1.	CORE OBJECTIVES

(a)	The following statement of the mission of Moody’s Investors Service (“MIS”) as a rating agency (the “Core Objectives”) will be posted on Moody’s internal website:

“The primary mission of Moody’s Investors Service (“MIS”) is to contribute to the efficiency of global capital markets by providing predictive, high quality rating opinions and related research. MIS seeks to achieve its mission through the insightful, independent, rigorous, transparent and timely evaluation of the creditworthiness of debt and debt-like securities and instruments sold and traded in the capital markets. MIS assigns credit, financial strength and other types of ratings to various corporate and sovereign entities, debt and debt-like securities, and structured instruments. MIS also supports its credit rating opinions by publishing insightful research designed to help reduce information asymmetry and provide financial market professionals with the means to become well-informed as to the relative credit risk of the many debt and debt-like securities available. MIS’s goal is to be a trusted credit opinion provider for the benefit of financial market professionals. To achieve this goal, MIS engages in qualitative and quantitative analysis using empirical and statistical research, professional skepticism, and credit judgment to provide its rating opinions. MIS requires from all of its employees an unwavering adherence to the highest standard of analytical independence and integrity.”

(b)	The Chief Executive Officer of MIS and Moody’s Corporation (“MCO”), the MIS Chief Operating Officer/President and MIS Chief Credit Officer will communicate to all MIS employees the importance of one or more of the Core Objectives, using the form of communication regularly utilized for important communications to all employees by such officers. These communications shall occur no less than annually, shall refer to “the Core Objectives,” may be tailored to emphasize one or more key elements of the Core Objectives deemed relevant to current events and circumstances, and shall include a hyperlink to the Core Objectives on Moody’s internal website.

2.	ROLES AND RESPONSIBILITIES OF RATINGS GROUP MANAGEMENT

(a)	MIS-Chief Operating Officer/President. MIS’s credit rating production function (“Ratings Group”), including credit rating affiliates identified on Moody’s current Form NRSRO filing, operates under the executive authority of the MIS-Chief Operating Officer/President (“MIS-COO”).

(i)	The MIS-COO plays a leadership role in facilitating the Ratings Group’s achievement of the Core Objectives.

(ii)	In furtherance of the Core Objectives, the MIS-COO, along with other members of management as set forth below, undertakes to promote:

(1)	the issuance of insightful, independent, rigorous, transparent and timely evaluations of the creditworthiness of debt and debt-like securities;

(2)	the publication of insightful research on the credit risk of debt and debt-like securities;

(3)	appropriate levels of investment in human capital and other resources; and

(4)	appropriate training and professionalism of all Moody’s credit ratings production personnel.

(b)	Managing Directors in Charge of Business Lines. Each of MIS’s credit rating production business lines operates under the executive authority of a Managing Director who reports to the MIS-COO.

(i)	Each Managing Director in charge of a line of business plays, with respect to that line of business, a leadership role in facilitating the achievement of the Core Objectives, and in furtherance thereof, promoting the matters set forth in Section 2(a)(ii) above.

(c)	Managing Directors in Charge of Sub-Groups. To the extent appropriate, each of MIS’s credit rating production business line sub-groups operates under the executive authority of a Managing Director who reports to the Managing Director in charge of the line of business.

(i)	Each Managing Director in charge of a sub-group plays, with respect to that sub-group, a leadership role in facilitating the achievement of the Core Objectives, and in furtherance thereof, promoting the matters set forth in Section 2(a)(ii) above.

(d)	Managing Director, United States Structured Finance Group Monitoring. MIS’s monitoring of its U.S. structured finance ratings (“Monitoring Group”) is led by a Managing Director who reports to the Managing Director in charge of global structured finance.

(i)	The Managing Director, U.S. Structured Finance Group Monitoring plays, with respect to the Monitoring Group, a leadership role in facilitating the achievement of the Core Objectives, and in furtherance thereof, promoting the matters set forth in Section 2(a)(ii) above.

(e)	Managing Directors and Senior Vice Presidents in Charge of United States Structured Finance Business Line Monitoring. Monitoring for each sub-group within the U.S. structured finance line of business operates under the executive authority of a Managing Director or Senior Vice President who reports to the Managing Director, U.S. Structured Finance Group Monitoring.

(i)	Each Managing Director or Senior Vice President in charge of monitoring for a structured finance sub-group plays, with respect to that sub-group, a leadership role in facilitating the achievement of the Core Objectives, and in furtherance thereof, promoting the matters set forth in Section 2(a)(ii) above.

3.	ROLES AND RESPONSIBILITIES OF CREDIT POLICY GROUP

(a)	Credit Policy Group. MIS maintains a Credit Policy Group that is independent of any line of business, the purpose of which is to promote quality and consistency in MIS’s credit analysis, including the achievement by MIS of the Core Objectives. The Credit Policy Group is overseen by MIS’s Chief Credit Officer, who reports directly to the Chief Executive Officer.

(b)	Activities and Responsibilities. In furtherance of the Core Objectives, the Credit Policy Group is responsible for, inter alia:

(i)	conducting research on the performance of MIS Credit Ratings;

(ii)	reviewing and approving MIS methodologies and models, and significant changes thereto;

(iii)	overseeing various internal credit committees that formulate high-level rating policies and practices for each of the rating groups within MIS; and

(iv)	promoting rating quality and consistency by its involvement in portfolio reviews of credits by sector or region and in broad discussions to reassess views on sectors and asset classes, and by participation of credit policy officers in rating committees.

(c)	Credit Policy Committee (“CPC”) Meetings.

(i)	At least annually, the CPC will meet to review the major methodologies and rating models MIS uses, and significant changes thereto.

(d)	New Financial Products.

(i)	The Credit Policy Group will review new financial products that are materially different from the products MIS has rated in the past to determine the feasibility of providing credit ratings for such new products.

4.	INTERNAL REPORTING REQUIREMENTS

(a)	Ratings Group Management Reporting. At least annually, the MIS-COO will report to the Moody’s Investors Service Committee of the Moody’s Corporation Board of Directors (the “MIS Committee”) regarding, inter alia, the following matters:

(i)	ongoing efforts of the Ratings Group directed towards achievement of the Core Objectives, including, for example, the matters listed under Section 2(a) above as responsibilities of the MIS-COO; and

(ii)	ongoing efforts of the Ratings Group to develop policies, procedures and methodologies that are reasonably designed to achieve the production and maintenance of high quality, predictive credit ratings on a timely basis.

(b)	Credit Policy Reporting. At least annually, the Chief Credit Officer of MIS will report to the MIS Committee regarding, inter alia, the following matters:

(i)	ongoing efforts of the Credit Policy Group directed toward achievement of the Core Objectives, including, for example, the matters listed under Sections 3(b)-(d) above as responsibilities of the Credit Policy Group; and

(ii)	credit ratings performance broken down by business line, or, to the extent appropriate, sub-groups within each line of business, measured by reasonable and appropriate metrics. The following are examples of metrics that may be used by Moody’s to assess credit ratings performance over time:

•	one year, three year and five year “accuracy ratios” or “average defaulter position,” as defined in, among other publications, “Glossary of Moody’s Ratings Performance Metrics” (September 2011);

•	one year and five year default or loss rates;

•	rates of large (greater than two-notch) ratings changes; and

•	one year credit rating transition statistics.

Moody’s will continue to consider whether these and other metrics are appropriate for use in assessing credit ratings performance over time.

(c)	Compliance Reporting. At least annually, the MIS Designated Compliance Officer for the United States (“US DCO”) will report to the MIS Committee regarding, inter alia, the following matters:

(i)	ongoing efforts of the Compliance Department directed toward achievement of the Core Objectives; and

(ii)	the US DCO’s annual report concerning MIS’s compliance during the prior calendar year with MIS’s policies and procedures that relate to ratings-related activities and relevant securities laws and regulations, including discussion of any material changes to the Code of Professional Conduct and the Code of Business Conduct and to MIS’s conflict-of-interest policies.

(d)	Internal Audit Reporting. The Head of Internal Audit will report as follows:

(i)	Quarterly Reporting to the Audit Committee. The Head of Internal Audit will report at least quarterly to the MCO Audit Committee concerning the activities of the Internal Audit Department, including, inter alia, the following matters:

(1)	ongoing efforts of the Internal Audit Department directed toward achievement of the Core Objectives;

(2)	ongoing efforts to test key internal controls surrounding MCO’s financial statements;

(3)	MCO’s compliance with legal and regulatory requirements;

(4)	MCO’s internal controls; and

(5)	the audit process.

(ii)	Internal Audit Reporting to the MIS Committee. The Head of Internal Audit will report at least annually to the MIS Committee concerning the activities of the Internal Audit Department, including, inter alia, the following matters:

(1)	ongoing efforts of the Internal Audit Department directed toward achievement of the Core Objectives;

(2)	ongoing efforts to test key internal controls relating to MIS’s ratings process; and

(3)	the audit process.

5.	SEPARATION OF COMMERCIAL AND RATINGS GROUPS

(a)	Separation of credit rating business from other business activities. MCO has organizationally and operationally separated its rating services, which are provided by MIS, from MCO’s other commercial activities. The sale and marketing of rating related research, data products and related analytical tools have been transferred to affiliates of MIS.

(b)	Operational segregation of analytical functions from the commercial function. Within MIS, the analytical functions have been operationally segregated from commercial functions. MIS’s Commercial Group is responsible for business strategy and planning, new business origination and business relationships with issuers. Members of the Commercial Group are not involved in determining or monitoring credit ratings or developing or approving rating methodologies. Analysts and other MIS employees who are involved in determining or monitoring credit ratings or in developing or approving rating methodologies (collectively, “MIS Rating Personnel”) are prohibited from participating in fee or payment discussions with issuers or their agents. MIS Rating Personnel do not report to persons with commercial functions (except that the MIS-COO, to whom MIS Rating Personnel report, reports to the Chief Executive Officer of MIS and MCO). Moreover, MIS Rating Personnel do not participate in other core commercial functions such as developing or executing marketing or sales campaigns, or selling products or services.

(c)	Credit Policy Group. MIS maintains a Credit Policy Group that is independent of any line of business, the purpose of which is to promote quality and consistency in MIS’s credit analysis. This independent Credit Policy function reinforces MIS’s efforts to ensure that decisions taken on methodological or ratings performance issues are independent of any non-credit business objective.

(d)	Compensation arrangements. MIS Rating Personnel are not compensated or evaluated on the basis of the amount of revenue that MIS derives from the issuers they rate or with which they regularly interact. MIS Rating Personnel receive performance-linked bonuses that are based, in part, on individual performance, and in part on MIS’s overall financial performance. The compensation of MIS Rating Personnel in the Credit Policy Group and Compliance personnel with responsibility solely for MIS compliance is not linked either to MIS’s or MCO’s financial performance, except to the extent that personnel from the Credit Policy Group are eligible to participate in Moody’s Profit Participation Plan, as described in the Form 10-Q filed May 4, 2011, which may be funded in part by company contributions based on growth in Moody’s earnings per share, and receive long-term incentive compensation in the form of restricted Moody’s shares that vest at a rate of 25% annually over a period of four years. Bonuses for both MIS Rating Personnel in the Credit Policy Group and MIS Compliance Personnel are based solely on each individual’s performance and do not take into account the overall financial performance of MIS or MCO. Currently, MCO uses accuracy ratios (see supra § 4(b)(ii)) as part of performance share awards for certain members of management. Moody’s will evaluate the use and efficacy of accuracy ratios as part of performance share awards periodically in order to assess whether they should be extended to other employees or other groups.

6.	TERMS AND MODIFICATION

(a)	MCO and MIS reserve their right to make changes in the management and reporting structure as set forth in Section 2 hereof (including during the Settlement Commitment Term, as defined in the Stipulation of Settlement, dated May 17, 2012, the “Stipulation”) if, in good faith belief, MCO or MIS determines that such changes are appropriate in light of regulatory requirements or standards or best practices or would otherwise be beneficial to MCO or MIS. In the event of such changes during the Settlement Commitment Term, such changes shall not be inconsistent with the facilitation of the achievement of the Core Objectives as set forth herein.

(b)	Pursuant to the Stipulation, MCO and MIS agree to maintain in place the provisions and protocols set forth herein for the period of the Settlement Commitment Term.

(c)	Nothing in this agreement shall obligate MCO or MIS to take or continue any action or forebear from taking any action that would, in MCO’s or MIS’s good faith determination, be, inconsistent with applicable laws, rules or regulations.